UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

HI-GREAT GROUP HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-56200	46-2218131
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

621 South Virgil Avenue, #470, Los Angeles, CA	90005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (213) 219-7746

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company is disclosing to the public that the recent financials posted for the period ending September 30, 2020 have not been reviewed by our Independent Auditor Michael Gillespie and Associates. The Company was following OTC guidelines and mistakenly thought that a review of its financail statements was not required. Once notified that the quarterly review was required by our PCAOB auditor for the quarter ended September 30, 2020, the Company began to take the necessary steps to complete the review and file an amended Form 10-Q for the quarter ended September 30, 2020 as soon as possible. The Company is committed to continued compliance with all the SEC guidelines and disclosures to remain in good standing as a fully reporting SEC Company.

Item 8.01 Other Events

The Company would also like to announce that Madeline Choi has resigned as Secretary to the Company and that the role of Corporate Secretary will be held by Ho Soon Yang who is the current Chief Financial Officer and Director for the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2020

HI-GREAT GROUP HOLDING COMPANY

By:	/s/ Jun Ho Yang
Name: Title:	Jun Ho Yang Chief Executive Officer

By:	/s/ Ho Soon Yang
Name: Title:	Ho Soon Yang Chief Financial Officer